MFS VARIABLE INSURANCE TRUST

As of June 30, 2005, the following person or entity now owns 25% or more of a fund's voting security:

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PERSON/ENTITY                               FUND                      PERCENTAGE
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Hartford Life & Annuity Insurance Co Separate
Account                                         MFS New Discovery Series  28.52%
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MFS Fund Distributors Inc                       MFS Research              67.03%
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Hartford Life & Annuity Separate Account        MFS Research              27.63%
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As of June 30, 2005, the following  persons or entity no longer owns 25% or more of a fund's voting security:

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PERSON/ENTITY                                                               FUND
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Hartford Life Insurance Company Separate Account        MFS Global Equity Series

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